                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANTS

SPINNAKER INDUSTRIES, INC.

        Brown-Bridge Industries, Inc.

        Central Products Company
       Entoleter, Inc.

BROWN-BRIDGE INDUSTRIES, INC.

        None

CENTRAL PRODUCTS COMPANY

        None

ENTOLETER, INC.

        None